Exhibit 5.2

November 26, 2013

Education Management Corporation

210 Sixth Avenue, 33rd Floor

Pittsburgh, PA 15222

Re:	Registration Statement on Form S-3 Filed by

Education Management Corporation and the Subsidiary Guarantors named therein

Ladies and Gentlemen:

We have acted as special counsel to AID Restaurant, Inc., a Texas corporation (“AID”), AIH Restaurant, Inc., a Texas corporation (“AIH”), The Connecting Link, Inc., a Georgia corporation (“CL”), EDMC Marketing and Advertising, Inc., a Georgia corporation (“EDMC MA”), Higher Education Services, Inc., a Georgia corporation (“HES”), MCM Universal Plaza, Inc., an Illinois corporation (“MCM”), AICA-IE Restaurant, Inc., a California corporation (“AICA-IE”), and AIT Restaurant, Inc., a Florida corporation (“AIT” and collectively with AID, AIH, CL, EDMC MA, HES, MCM and AICA-IE, the “Covered Guarantors” and each, a “Covered Guarantor”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to which this opinion has been filed as an exhibit. The Registration Statement relates to the possible issuance and sale from time to time, on a delayed basis, by Education Management Corporation, a Pennsylvania corporation (the “Company”) of: (i) shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), (ii) shares of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”), (iii) unsecured senior and subordinated debt securities, of the Company (“Debt Securities”), in one or more series, to be issued and sold under the provisions of an indenture in substantially the form filed as an exhibit to the Registration Statement (the “Indenture”), which may be guaranteed by certain subsidiaries of the Company including the Covered Guarantors, by the issuance from time to time, on a delayed basis, of guarantees of the Debt Securities (the “Guarantees” and individually in the case of each Covered Guarantor, the “Guarantee”), (iv) depositary shares, of the Company (“Depositary Shares”), as described in any applicable prospectus supplement, (v) warrants for the purchase of securities (“Warrants”), as described in any applicable prospectus supplement, (vi) purchase contracts (“Purchase Contracts”), as described in any applicable prospectus supplement, and (vii) units (“Units”), as described in any applicable prospectus supplement. The Common Stock, Preferred Stock, Debt Securities, Guarantees, Depositary Shares, Warrants, Purchase Contracts and Units are collectively referred to herein as the “Securities.” The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

Education Management Corporation

November 26, 2013

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions.

Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.	Each of the Covered Guarantors is a corporation existing and in good standing under the laws of its jurisdiction of incorporation.

2.	The Indenture and any Guarantee of each Covered Guarantor under the Indenture, when resolutions approving the (a) execution, delivery and performance of the Indenture and (b) issuance, offer and sale of any such Guarantee are duly adopted by the Board of Directors (or a duly authorized committee thereof) of each applicable Covered Guarantor, will be authorized by all necessary corporate action of such Covered Guarantor.

The opinions set forth above are subject to the following limitations, qualifications and assumptions:

The opinions expressed herein with respect to the existence and/or good standing of the Covered Guarantors are based solely on certificates of, or other information provided by, public officials as to factual matters and legal conclusions set forth therein.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Debt Securities and related Guarantees thereunder), (ii) a prospectus supplement describing each series of Debt Securities and related Guarantees offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission, (iii) the definitive terms of each series of Debt Securities will have been established in accordance with applicable law and authorizing resolutions adopted by the Company’s Board of Directors (or a duly authorized committee thereof) and the Articles of Incorporation and Bylaws, as applicable, of the Company, (iv) the Company will issue and deliver the Debt Securities in the manner contemplated by the Registration Statement, (v) resolutions authorizing the issuance, offer and sale of the Debt Securities will have been adopted by the Board of Directors (or a duly authorized committee thereof) of the Company and will be in full force and effect at all times at which the Debt Securities are offered or sold by the Company, and (vi) all Debt Securities and related Guarantees will be issued in compliance with applicable federal and state laws.

As to facts material to the opinions and assumptions expressed herein, we have relied upon written statements and representations of officers and other representatives of the Covered Guarantors. The opinions expressed herein are limited to the laws of the States of Texas, Georgia, Illinois, California and Florida as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinions expressed herein.

Education Management Corporation

November 26, 2013

We hereby consent to the reliance upon the opinions expressed herein by Morgan, Lewis & Bockius LLP for purposes of its opinions being delivered and filed as Exhibit 5.1 to the Registration Statement.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to Jones Day under the caption “Validity of Securities” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day